SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of December 8, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and VOXWARE, INC., a Delaware corporation with its chief executive office located at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648 (“Borrower”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 29, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2003, between Borrower and Bank, as amended by a First Loan Modification Agreement dated as of May 28, 2004, by and between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated December 29, 2003 between Borrower and Bank (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.    DESCRIPTION OF CHANGE IN TERMS.

    A.    Modifications to Loan Agreement.

1.	The Borrower hereby acknowledges, confirms and agrees that no additional Credit Extensions shall be made to the Borrower under the Term Loan.

2.	The Loan Agreement shall be amended by deleting the following provision appearing in Section 6.2(a)(iii) thereof:

"(iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;"

and inserting in lieu thereof the following:

"(iii) within five (5) days of filing, Borrower will provide to Bank copies of or electronic notice of links to all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;"

3.	The Loan Agreement shall be amended by inserting the following to appear as Section 6.2(b) thereof:

"(b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C."

4.	The Loan Agreement shall be amended by deleting the following provision entitled "Inventory; Returns" appearing in Section 6.3 thereof:

"6.3 Inventory; Returns. Borrower shall keep all Inventory in good and  marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower’s customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00)."

and inserting in lieu thereof the following:

"6.3Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower’s customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Fifty Thousand Dollars ($150,000.00)."

5.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

"Prime Rate" is the greater of: (i) Bank's most recently announced "prime rate," even if it is not Bank's lowest rate, and (ii) four percent (4.0%).

and inserting in lieu thereof the following:

"Prime Rate" is the greater of: (i) Bank's most recently announced "prime rate," even if it is not Bank's lowest rate, and (ii) four and one-half of one percent (4.50%).

6.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

"Revolving Line" is an Advance or Advances of up to Five Hundred Thousand Dollars ($500,000.00).

and inserting in lieu thereof the following:

"Revolving Line" is an Advance or Advances in an amount not to exceed Two Million Dollars ($2,000,000.00), minus the principal amount outstanding under the Term Loan.

7.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

"Revolving Maturity Date" is December 28, 2004.

and inserting in lieu thereof the following:

"Revolving Maturity Date" is December 27, 2005.

8.	The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.    FEES. Borrower shall pay to Bank a modification fee equal to One Thousand Two Hundred Dollars ($1,200.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.    RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of December 29, 2003, between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing, in all material respects, of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, and shall remain in full force and effect.

6.    RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 29, 2003, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed in any material respect, as of the date hereof.

7.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

VOXWARE, INC.	SILICON VALLEY BANK, doing business as SILICON VALLEY EAST

By: /s/ Paul Commons	By: /s/ Kathlleen W. Coviello

Name: Paul Commons	Name: Kathleen W. Coviello

Title: CFO	Title: Vice President

SILICON VALLEY BANK

By: /s/ Romil Randhawa

Name: Romil Randhawa

Title: Operations Supervisor
(signed in Santa Clara County, California)

 The undersigned, EDISON VENTURE FUND V, L.P. ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated December29, 2003 (the “Guaranty”) and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

EDISON VENTURE FUND V, L.P.
By: Edison Partners V, L.P., its general partner

/s/ Joseph A. Allegra

The undersigned, CROSS ATLANTIC TECHNOLOGY FUND II, L.P. ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated December 29, 2003 (the “Guaranty”) and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

CROSS ATLANTIC TECHNOLOGY FUND II, L.P.
By: XATF Management II, L.P., its general partner
By: Cross Atlantic Capital Partners III, Inc., its general parter

/s/ Brian Adamsky

The undersigned, VERBEX ACQUISITION CORPORATION, a Delaware corporation (“Guarantor”) hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (A) a certain Unlimited Guaranty of the obligations of Borrower to Bank dated January 27, 2004 (the “Guaranty”), (B) a certain Security Agreement by Guarantor in favor of Bank dated January 27, 2004 (the “Security Agreement”);(ii) acknowledges, confirms and agrees that the Guaranty, and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

VERBEX ACQUISITION CORPORATION

/s/ Paul Commons

EXHIBIT C
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK

FROM: VOXWARE, INC.

The undersigned authorized officer of Voxware, Inc., certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Interim financial statements with CC	Monthly within 30 days	Yes No
Annual (CPA Audited)	FYE within 120 days	Yes No

The following Intellectual Property was registered after the Closing Date (if blank, read “None”)
____________________________________________________________________________
____________________________________________________________________________

Comments Regarding Exceptions: See Attached. Sincerely, _____________________________ SIGNATURE _____________________________ TITLE _____________________________ DATE

BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date:  _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date:  ______________________

Compliance Status: Yes      No

56120/796

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